SECURITY AGREEMENT

This Security Agreement (the "Agreement") is entered into this 15th day of December, 2010, by GENESIS FINANCIAL, INC., a Washington corporation, ("Debtor") and John R. Coghlan, ("Secured Party").

RECITALS

A. Secured Party has loaned, or has committed to loan, to Debtor Two Hundred Fifty Thousand Dollars ($250,000).

B. Debtor's obligation to repay the amount loaned or to be loaned is evidenced by a promissory note in the principal amount of $250,000, dated December 15, 2010, payable to Secured Party (the "Note").

C. Debtor and Secured Party are entering into this Agreement in order to secure Debtor's repayment obligation to Secured Party.

NOW, THEREFORE, the parties agree as follows:

1. Definitions.

(a) Collateral. The term" Collateral" means the Two Hundred Ninety Thousand (290,000) shares of Debtor's Series "B" Preferred Stock, par value $1.00 per share.

(b) Cure Period. The term "Cure Period" means a period of ten (10) days from the time the Debtor receives Notice of a Default.

(c) Debtor. The term "Debtor" means Genesis Financial, Inc., a Washington corporation.

(d) Default. A "Default" shall occur when:

(i) the Debtor fails to make any payment, when due, on any of the Obligations; or

(ii) the Debtor breaches or fails to perform any of its other obligations under this Agreement or any other agreement between the Secured Party and Debtor; or

(iii) the Debtor becomes insolvent; or

(iv) an action is commenced to appoint, or the

Debtor consents to the appointment of, a receiver, or trustee, or other similar official for all or any part of the Debtor's property; or

(v) the Debtor assigns any of its assets for the benefit of its creditors; or

(vi) the Debtor files or is served with a petition for relief under 11 U.S.C. § 1 et seq., or any similar state or federal statute, or a proceeding is instituted against the Debtor seeking a readjustment of Debtor's indebtedness; or

(vii) any of the Collateral is attached pursuant to a court order or other legal process; or

(viii) the Debtor admits, in writing, its inability to pay its debts as they become due; or

(ix) a court of competent jurisdiction enters an order approving a petition seeking a reorganization of the Debtor or appointing a receiver, trustee, or other similar official of substantially all of Debtor's assets.

(e) Note. The term "Note" means the promissory note made by Debtor and payable to the Secured Party dated the 15th day of December, 2010 in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000).

(f) Notice. The term "Notice" means a written letter from Secured Party to Debtor informing Debtor of Default.

(g) Obligations. The term "Obligations" means all debts, liabilities, and obligations owed by Debtor to Secured Party, specifically including the liabilities and obligations evidenced by the Note.

(h) Secured Party. The term "Secured Party" means John R. Coghlan.

2. Grant of Security Interest. In consideration for loan, and as security for the prompt payment and performance of the Obligations, Debtor grants to Secured Party a security interest in the Collateral. The Collateral shall be held by the Debtor, unless and until a Default occurs.

3. Perfection of Security Interests. At any time, upon demand of the Secured Party, the Debtor will execute, file, and record any notice, financing statement, or other instrument necessary to create, continue, or perfect the security interest granted by this Agreement or to enable the Secured Party to exercise or enforce its rights under this Agreement.

4. Power of Attorney. The Debtor grants to Secured Party an irrevocable special power of attorney for the purpose of:

(a) Executing, in the Debtor's name, one or more financing statements, continuation statements or other documents under the Washington Uniform Commercial Code covering the Collateral, and naming the Debtor as "debtor" and the Secured Party as "secured party"; and

(b) Correcting and completing any financing statements, continuation statements, or other documents that have been signed by Debtor, or by the Secured Party on behalf of the Debtor, pursuant to this power of attorney.

5. Warranties and Covenants. Debtor warrants and agrees that:

(a) Protection of Collateral. Except for the security interest granted by this Agreement, Debtor owns and will keep the Collateral free and clear of liens, security interests, or other encumbrances. No financing statement, security agreement, or other instrument naming the Debtor as "debtor" and affecting the Collateral exists, or is on file or recorded in any public office. Debtor will not, without obtaining the prior written consent of the Secured Party, transfer or encumber any part of the Collateral or any interest in the Collateral. Debtor will not undertake any action that will impair, damage, or destroy the Secured Party's collateral position.

(b) Performance. Debtor will perform promptly all of its Obligations.

(c) Location of Records and Collateral. Debtor's mailing address is 12314 East Broadway Ave., Spokane Valley, WA 99216. The location of Debtor's place of business is 12314 East Broadway Ave., Spokane Valley, WA 99216. Debtor's records concerning the Collateral are kept at its place of business. The Collateral is currently located at Debtor's place of business. Debtor will promptly notify the Secured Party of any change in the location of its place of business, the Collateral, or its records concerning the Collateral.

(d) Access to Records. Debtor will maintain full and

accurate books of account, ledgers, and other written records relating to the Collateral. Secured Party shall at all times have the right to inspect any of Debtor's records relating to the Collateral and the right to obtain copies of the records.

(e) Litigation. No unsatisfied judgments, decrees, or orders of any court or governmental body are outstanding against Debtor or against the Collateral. No proceedings are pending, nor has Debtor been threatened with the institution of proceedings, before any court or governmental body which will affect the financial condition of Debtor or the status of the Collateral.

(f) Payment of Taxes and Indebtedness. Debtor will promptly pay all liens, taxes, assessments, or contributions required by law which may come due and which are lawfully levied or assessed with respect to any of the Collateral. Debtor will execute and deliver to Secured Party, upon demand, certificates attesting to the timely payment or deposit of the sums owed on all such liens, taxes, assessments, or contributions. Debtor will promptly perform the Obligations. Debtor will fully comply with all terms and provisions of this Agreement and all other security instruments upon which it is obligated.

(g) Power to Undertake Agreement. Debtor has the unqualified right to enter into this Agreement and to perform its terms.

(h) No Impairment of Obligations. Until the Note has been paid in full, Debtor will not make any agreement which is inconsistent with its Obligations unless Debtor has obtained prior written consent from Secured Party.

(i) Inspection of Collateral. Debtor grants to Secured Party the right to visit Debtor's premises at reasonable times during regular business hours to inspect the Collateral.

6. Notice of Default and Cure. Secured Party shall deliver Notice of any Default to Debtor. Debtor shall have the right to cure any Default specified under Section 1(d)(i) or (ii) within the Cure Period. Debtor may not cure a Default described in Section 1(d)(iii) through (ix) of this Agreement. If Debtor fails to cure the Default within the Cure Period, or is prohibited from curing the Default, then Secured Party may pursue any and all remedies provided in this Agreement. Debtor agrees that receipt of Notice shall provide Debtor with reasonable advance notice of a planned sale or other disposition of the Collateral by Secured Party.

7. Remedies. Upon Default, Secured Party shall have all rights available at law or in equity, including all rights available under the Washington Uniform Commercial Code. All rights and remedies granted under this Agreement shall be deemed cumulative, and not exclusive of any other right or remedy available to Secured Party. Secured Party retains the right, upon giving Notice to Debtor, to bring suit on the Note, to take possession of the Collateral, and to sell, assign, or otherwise dispose of the Collateral as permitted under Washington law. Debtor shall be entitled to any surplus, and shall remain liable for any deficiency remaining after disposition of the Collateral. All rights and remedies granted under this Agreement shall be deemed cumulative and not exclusive of any other right or remedy available to Secured Party.

8. Modifications to Be in Writing. This Agreement may not be changed orally. For a modification of this Agreement to be effective, it must in writing and have been signed by each party. Every right or remedy granted by this Agreement may be exercised as often as shall be deemed expedient by Secured Party.

9. Obligations Binding on Successors. Debtor may not transfer its rights, duties, or obligations under this Agreement without the prior written consent of Secured Party. This Agreement, and the duties it sets forth shall bind Debtor and its successors and assigns. All rights and powers established in this Agreement shall benefit Secured Party and its successors and assigns.

10. Termination of Agreement. At such time as Debtor shall completely satisfy all the Obligations, this Agreement shall terminate. At that time, Secured Party shall deliver to Debtor the Note and any other instruments necessary to release Secured Party's interest in the Collateral.

11. Venue. The parties to this Agreement agree that any action on this Agreement shall be brought in a court of appropriate jurisdiction located in Spokane County, Washington.

12. Notice. Any notice, consent, or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given either (1) when delivered personally to the party to whom it is directed (or any officer or agent of the party), or (2) three days after being deposited in the United States' certified or registered mail, postage prepaid, return receipt requested, and properly addressed to the party. A communication will be deemed to be properly addressed if sent to

Debtor at 12314 East Broadway Ave., Spokane Valley, WA 99216 or if sent to Secured Party at the same address. Debtor or Secured Party may at any time during the term of this Agreement change the address to which notices and other communications must be sent by providing written notice of a new address within the United States to the other party. Any such change of address will be effective ten (10) days after notice is given.

13. Governing Law. This Agreement will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of Washington.

14. Headings. Headings used in this Agreement have been included for convenience and ease of reference only, and will not influence the construction or interpretation of any provision of this Agreement.

15. Entire Agreement. This Agreement represents the entire understanding of the parties with respect to its subject matter. There are no other prior or contemporaneous agreements, either written or oral between the parties with respect to this subject.

16. Waiver. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by the party's duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

17. Severability. The parties intend that this Agreement be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons, circumstances, or extent, will not be impaired.

18. References. Except as otherwise specifically indicated, all references to numbered or lettered sections or subsections refer to sections or subsections of this Agreement, and all references to this Agreement include any subsequent amendments to the Agreement.

19. Attorneys' Fees. If any litigation or other dispute resolution proceeding is commenced between parties to this

Agreement to enforce or determine the rights or responsibilities of the parties, the prevailing party or parties in the proceeding will be entitled to receive, in addition to any other relief granted, its reasonable attorneys' fees, expenses, and costs incurred preparing for and participating in the proceeding.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

21. Further Assurances. Each party agrees to take any additional actions and to make, execute, and deliver any additional written instruments that may be reasonably required to carry out the terms, provisions, intentions, and purposes of this Agreement.

Executed and delivered this 15th day of December, 2010.

DEBTOR

GENESIS FINANCIAL, INC.

By:  Michael Kirk

Title:  Co-President

SECURED PARTY

John R. Coghlan